EXHIBIT 10.1

SUBLEASE TERMINATION AGREEMENT

This Sublease Termination Agreement ("Agreement") is entered into between PPD Development, LP, a Texas limited partnership ("Sublessor") and Trimeris, Inc., a Delaware corporation ("Sublessee"), this 1st day of April 2009.

WHEREAS, Duke Realty Limited Partnership, successor to Weeks Realty, L.P., ("Lessor"), as lessor, and Sublessor, as lessee, are parties to that certain Lease Agreement dated December 16, 1998 as amended (the "Lease") for the Premises described below;

WHEREAS, Sublessor and Sublessee are parties to that certain Sublease dated June 30, 2004 (the "Sublease"), for certain space located at 3500 Paramount Parkway, Morrisville, North Carolina ("Premises");

WHEREAS, a Memorandum of Sublease and Consent relating to the Sublease was recorded in Book 010955 Page 00468 of the Wake County public records (the "Memorandum of Sublease"); and

WHEREAS, the parties now desire to provide for the termination of the Sublease, and the return of the Premises to Sublessor, prior to the current expiration date of the Sublease.

NOW, THEREFORE, in consideration of mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follow:

1. Terms. All capitalized terms used herein but undefined shall have the meaning as defined in the Sublease.

2. Termination. Except as otherwise set forth herein and with the exception of those obligations of Sublessor and Sublessee which are to survive any termination of the Sublease by the express terms thereof, if any, which obligations shall survive termination of the Sublease and remain in full force and effect thereafter in accordance with the terms of the Sublease, and provided no event of default has occurred and is continuing, the Sublease shall terminate automatically at 7 a.m.on April 1, 2009 (the "Termination Date") and, effective as of such termination, Sublessor and Sublessee shall be released, each as to the other, from any and all liability and obligations thereafter arising under the Sublease. Sublessor and Sublessee agree that Sublessee is not responsible for making any rental payments for April 2009.

3. Surrender. On or before 7 a.m. of the Termination Date, Sublessee shall surrender the Premises unto Sublessor in accordance with the provisions of the Sublease without notice or demand of any kind or nature whatsoever. Sublessee is hereby expressly waiving any right to notice or demand which Sublessee may have under the terms of the Sublease or the laws of the State of North Carolina with respect to such surrender. Sublessee acknowledges that TIME IS OF THE ESSENCE with respect to Sublessee's surrender of the Premises as required herein, and that Sublessee shall be liable for any and all losses, liability and damages (including, without limitation, attorneys' fees and expenses and loss of rentals from other tenants or potential tenants of the Premises) suffered or incurred by Sublessor or Lessor as a result of Sublessee's failure to surrender the Premises to Sublessor in the condition required herein on or before the Termination Date.

4. Failure to Surrender. In the event Sublessee fails to surrender the Premises as provided in Section 3 above, Sublessor shall, at Sublessor's option, have the right to declare this Agreement null and void by delivering written notice to Sublessee, in which event the Sublease shall remain in full force and effect.

5. Contingencies. Notwithstanding anything to the contrary contained herein, Sublessor and Sublessee hereby acknowledge and agree that this Agreement and the termination contemplated herein are, and are hereby made, expressly contingent upon each of the following:

    Sublessor and Lessor executing an agreement terminating the Lease as of the Termination Date in form satisfactory to Sublessor ("Lease Termination Agreement").
    All contingencies in the Lease Termination Agreement have been satisfied and the Lease has terminated as of the Termination Date.
    Sublessee and Lessor executing and delivering an agreement regarding the termination of the Lease and Sublease in form satisfactory to Sublessee (the "Lessor-Sublessee Agreement").
    All contingencies in the Lessor-Sublessee Agreement have been satisfied.
    Sublessee has completed the repairs to the Premises requested by Lessor.

If each of the foregoing contingencies is satisfied as set forth in this Section 5, the Sublease will terminate as of the Termination Date. If said contingencies are not satisfied as set forth in this Section 5 by the Termination Date, this Agreement shall be null and void and the Sublease shall remain in full force and effect.

6. Improvements. Effective as of the Termination Date, Sublessee shall, and hereby does, abandon and quit-claim to Sublessor all its right, title and interest in and to any improvements constructed or installed by Sublessee within the Premises.

7. Representations and Warranties. Sublessee represents and warrants that it has not made any assignment, sublease, transfer, conveyance, or other disposition of the Sublease, or any interest in the Sublease. Sublessee further represents that, except as previously disclosed to Sublessor, there exists no claim, filed or unfiled lien, demand, obligation, liability, action or cause of action arising from the Sublease. As of the date of this Agreement, Sublessor has no knowledge that Sublessee has not fully complied with the terms and conditions of the Sublease including but not limited to, any terms or conditions related to surrender of the Premises, or that Sublessee is in default under any provision of the Sublease,. Sublessor represents and warrants that it has made no assignment, transfer, conveyance or other disposition of its interest in the Lease or the Sublease and has the right to execute and deliver this Agreement.

8. Memorandum of Sublease. Within seven (7) days after the Termination Date, Sublessee shall prepare, execute and deliver in a form reasonably acceptable to Sublessor a memorandum of sublease termination evidencing the termination of the Sublease ("Memorandum of Sublease Termination"). Upon execution by Sublessor and Sublessee, Sublessee shall promptly cause the Memorandum of Sublease Termination to be recorded in the Wake County public records.

9. Governing Law. This Agreement shall be construed and interpreted under the laws of the State of North Carolina, without regard to its conflicts laws or choice of law rules. The parties agree that this Agreement is the result of negotiation by the parties, and thus, this Agreement shall not be construed against the party drafting the same.

10. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the termination of the Sublease, and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein or incorporated herein by reference shall be of any force or effect.

    Benefit of Parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
    Trimeris Deposit. Within thirty (30) days of the termination of the Sublease, Sublessor shall return the Security Deposit to Sublessee. Sublessor shall be entitled to deduct from the Security Deposit the costs associated with fulfilling Sublessee's obligations under the terms of the Sublease and this Agreement.
    Brokers Fees. Sublessor represents and warrants that it has not engaged or entered into any agreement with any broker relating to (i) the termination of the Sublease or the Lease, (ii) this Agreement or (iii) the leasing of the Premises to Bayer CropScience, LP ("Bayer")." Sublessor shall not be responsible for any brokers' commissions associated with the termination of the Sublease, this Agreement, or the leasing of the Premises by Lessor to Bayer. SUBLESSEE HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD SUBLESSOR HARMLESS AGAINST ANY LOSS, CLAIM, EXPENSE OR LIABILITY WITH RESPECT TO ANY COMMISSIONS OR BROKERAGE FEES CLAIMED ON ACCOUNT OF THE SUBLEASE, THIS AGREEMENT, OR THE LEASING OF THE PREMISES TO BAYER. THE OBLIGATIONS OF INDEMNITY SET FORTH IN THIS PARAGRAPH 13 WILL SURVIVE THE TERMINATION OR EXPIRATION OF THE SUBLEASE AND THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SUBLESSOR: SUBLESSEE:

PPD Development, LP Trimeris, Inc.

By: PPD GP, LLC

Its: General Partner

By: /s/ B. Judd Hartman By: /s/ Martin A. Mattingly

Name: B. Judd Hartman Name: Martin A. Mattingly

Title: General Counsel Title: Chief Executive Officer

Approved this ____ day of April, 2009.